Exhibit 23(c)

                        Consent of Cummings & Lockwood

     We hereby consent to the reference to us under the caption "Legal Opinion" in the Prospectus included in the Registration on Form S-3 of Grove Property Trust (formerly Grove Real Estate Asset Trust) relating to the offer of up to 3,333,333 Common Shares, par value $0.01 per share, of Grove Property Trust.



                                                   /s/CUMMINGS & LOCKWOOD
                                                   Cummings & Lockwood

Stamford, Connecticut
September 30, 1997